SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
AMENDMENT NO. 4

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 13, 2006
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Date of Report (Date of earliest event reported)

JUPITER Global Holdings, Corp.
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(Exact name of registrant as specified in its charter)

Nevada
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(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
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(address of principal executive offices)
(Zip Code)

(604) 682-6541
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(Registrant’s telephone number, including area code)

Item 8.01. Other Events.

In a previous filing of an 8K/A Current Report dated September 16, 2005, the Registrant disclosed that:

1)
On April 15, 2005 the Registrant executed an Amended and Restated Plan of Acquisition (“the Agreement”) to acquire 60% of Promostafffing.com LLC. (“Promo Staffing”), a Florida limited liability company that is in the promotional marketing industry; and

2)
Although the Registrant contractually closed the transaction to acquire Promo Staffing, the Registrant anticipated that the transaction may have to be voided due to unforeseen delays that have caused disputes between the Registrant and Promo Staffing.

Subsequent to the filing of a 8K/A Current Report on September 16, 2005, the Registrant entered into a Termination Agreement (“Termination Agreement”) with Promostaffing and Mr. Cory Sklar (“Mr. Sklar”), whereby subsequent to the execution of the Agreement, and due to the disputes regarding the financing of Promostaffing by the Registrant and to date the parties have not been able to finish an audit of the financial statements of Promostaffing, which is required in order for the Registrant to comply with the rules and regulations of the U. S. Securities & Exchange Commission. Due to these disputes and difficulties, the parties have since amicably agreed that it is in the best interests of both parties to void the Agreement and the transactions contemplated therein.

Included in this Form 8-K are forward-looking statements. There can be no assurance that expectations reflected in such forward-looking statements will prove to be correct. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors.

Item 9.01. Exhibits.

Exhibit
No.	Description
99.1	Termination Agreement

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER Global Holdings, Corp.

Date: February 17, 2006	By:	/s/ Ray Hawkins
Ray Hawkins
Chief Executive Officer